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                                                                   EXHIBIT 23.2


                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 17, 2003, except for Note 15, as to which the date is November 3, 2003, relating to the consolidated financial statements of Access Integrated Technologies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 3, 2003